Adopted by the Board of Directors:

GBS INC.

Audit Committee Charter

Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors ("Board") of GBS Inc. ("Company") to (1) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (2) monitor the integrity of the annual, quarterly and other financial statements of the Company, (3) take, or recommend that the Board take, appropriate action to oversee the qualifications, independence and performance of the Company's independent auditor, (4) prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement, and (5) review and approve all related-party transactions.

Committee Membership

The Committee shall consist of no fewer than three members, absent a temporary vacancy.

The members of the Committee shall be (1) "independent" as defined under Rule 5605(a)(2) of The Marketplace Rules of The Nasdaq Stock Market; meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Notwithstanding the foregoing, one director who (1) is not "independent" as defined under the rules of the The Nasdaq Stock Market; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a "Family Member", as defined under the rules of The Nasdaq Stock Market, of such officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Committee for more than two years and may not chair the Committee.

Each member of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have past employment experience incorporating finance or

accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Committee may qualify as an "audit committee financial expert" under the rules promulgated by the Commission.

The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. Resignation or removal of the Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from this committee. Vacancies occurring, for whatever reason, may be filled by the Board. There shall be a Chairman of the Committee which shall also be appointed by the Board. The Chairman of the Committee shall be a member of the Committee and, if present, shall preside at each meeting of the Committee. He or she shall advise and counsel with the executives of the Company and shall perform such other duties as may from time to time be assigned to him or her by the Committee or the Board of Directors.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management and the independent auditor in separate executive sessions. Such meetings shall be in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Meetings of the Committee shall be called by the Chairman of the Committee upon such notice as is provided for in the by-laws of the Company with respect to meetings of the Board. A majority of the members of the Committee shall constitute a quorum. Actions of the Committee may be taken in person at a meeting or in writing without a meeting. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present and voting. Actions taken in writing, to be valid, shall be signed by all members of the Committee. The Committee shall report its minutes from each meeting to the Board.

The Chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. At each meeting, the Chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee or minutes of a meeting of the Committee executed by the secretary setting forth the names of the members of the Committee present at the meeting or actions taken by the Committee at the meeting shall be sufficient evidence at all times as to the members of the Committee who were present, or such actions taken.

The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In the event that there is an independent lead director, that independent lead director shall, in the absence of a conflict of interest, be invited to attend any meeting of the Committee.

Committee Authority and Responsibilities

The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, including the fees and terms thereof (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit). The Committee may form and delegate authority to subcommittees of the Committee consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties, including, but not limited to, appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report and (ii) any advisors employed by the Committee.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee annually shall review the Committee's own performance.

In addition to the matters set forth below, the Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

The Committee shall:

<u>Financial Statement and Disclosure Matters</u>

1. Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

2. Review and discuss with management and the independent auditor the annual audited financial statements, obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

3. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

4. Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including:

   (a) any significant changes in the Company's selection or application of accounting principles;

   (b) the Company's critical accounting policies and practices;

   (c) all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor;

   (d) any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies; and

   (e) any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

6. Discuss with management and the independent auditor the effect on the Company's financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

7. Discuss with management the Company's major financial and business risk exposures, including, but not limited to, operational, regulatory, technology and data-related risks, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by (i) Auditing Standards No. 16 relating to the conduct of the annual audit and (ii) Statement on Auditing Standards No. 100 relating to the conduct of the periodic review of interim financial statements.

9. Review disclosures made to the Committee by the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

Oversight of the Company's Relationship with the Independent Auditor

10. The Committee shall (a) request that the independent auditors provide the Committee with the written disclosures and the letter required by PCAOB Rule 3526 ("Rule 3526"), (b) require that the independent auditors submit to the Committee at least annually a formal written statement describing all relationships between the independent auditors or any of its affiliates and the Company or persons in financial reporting oversight roles at the Company that might reasonably be thought to bear on the independence of the independent auditors, (c) discuss with the independent auditors the potential effects of any disclosed relationships or services on the objectivity and independence of the independent auditors, (d) require that the independent auditors provide to the Committee written affirmation that the independent auditor is, as of the date of the affirmation, independent in compliance with PCAOB Rule 3520 and (e) based on such disclosures, statement, discussion and affirmation, take or recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence. In addition, before approving the initial engagement of any independent auditor, the Committee shall receive, review and discuss with the audit firm all information required by, and otherwise take all actions necessary for compliance with the requirements of, Rule 3526. References to rules of the PCAOB shall be deemed to refer to such rules and to any substantially equivalent rules adopted to replace such rules, in each case as subsequently amended, modified or supplemented.

11. The Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor's independence.

12. Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Oversee the Company's hiring of current or former employees of the independent auditor.

14. Be available to the independent auditor during the year for consultation purposes.

Compliance Oversight Responsibilities

15. Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

16. Inquire and discuss with management the Company's compliance with applicable laws and regulations and with the Company's Code of Conduct in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance. Such inquiry and discussion shall include, but not be limited to, review of regulatory examinations and findings and progress toward achieving compliance on major regulatory initiatives.

17. Establish procedures (which may be incorporated in the Company's Code of Conduct, in effect at such time, if any) for:

    (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company's financial statements or accounting policies; and

    (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

19. The Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Committee shall be required for all such transactions. The Committee may establish such policies and procedures as it deems appropriate to facilitate such review.

20. Discuss with the Company's Chief Legal Officer legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.